UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

ViewCast.com, Inc.

(Exact name of registrant as specified in its charter)

0-29020

(Commission File Number)

Delaware	75-2528700
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 W. Plano Parkway, Suite 300

Plano, Texas 75075

(Address of principal executive offices, with zip code)

(972) 488-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of ViewCast.com, Inc. (the “Company”) was held on November 28, 2012 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected five directors of the Company for a term of one year, or until his successor is duly elected and qualified, or until he is otherwise unable to complete his term; and (2) ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
George C. Platt	44,320,697	137,515	—	12,387,700
Joseph Autem	44,381,997	76,215	—	12,387,700
David W. Brandenburg	44,371,697	86,515	—	12,387,700
Lance E. Ouellette	44,382,097	76,115	—	12,387,700
John C. Hammock	44,316,097	142,115	—	12,387,700

Proposal 2: Ratification of Auditors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012	53,576,236	898,835	2,370,841	—

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViewCast.com, Inc.

Date: November 29, 2012	By:	/s/ John C. Hammock
John C. Hammock
Chief Executive Officer